UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 31, 2004


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                      0-26509                   65-0601272
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
   of incorporation)                                         Identification No.)


                                319 EBENEZER ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 769-3749
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange ct (17 CFR 240.14d-2(B))

|_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         EQUITY AND DEBT FINANCINGS

         On August 31, 2004, National Coal Corp. completed $19.0 million in private placements through the issuance of $16.0 million of Series A Convertible Preferred Stock and $3.0 million of Convertible Promissory Notes. We issued a total of 1,068.67 shares of Series A Convertible Preferred Stock, at $15,000 per share, for cash consideration of $11.3 million and consideration in the form of the cancellation of $4.725 million of existing debt. Each share of Series A Convertible Preferred Stock has a conversion price of $1.50 and is convertible into 10,000 shares of common stock. The Series A purchasers were also issued 2,000 common stock purchase warrants for each share of Series A Convertible Preferred Stock purchased. The Warrants have a term of two years and an exercise price of $2.10 per share. We sold these securities to the following investors:
Asset Managers International Lmtd; Gil Avidar; Big Bend XII Investments, LP; Blackpool Partners, LLC; Joel Chestler; Crestview Capital Master LLC; Dara Fieldman; Steward & Jennifer Flink; Scott P. George; GLL Single Strategy, L.P.; Steven J. Halpern; Jacob Capital, LLC; Richard P. Kiphart; Lachman Family Limited Partnership; Joseph Levy Jr. Declaration of Trust; Nancy Hoyt Revocable Trust; Bear Stearns as custodian for Nathan A. Low Roth IRA; North Sound Legacy Fund LLC; North Sound Legacy Institutional Fund LLC; North Sound Legacy International Ltd.; RHP Master Fund Ltd.; Eugene V. Rintels; Byron Rubin; Gerald
J. Rubin; Stonestreet L.P.; Tiberius Investments & Capital; Thomas J. Ginley Life Insurance Trust U/A Dtd. 1-22-97; Treeline Investment Partners, L.P.; David Valentine; Whalehaven Capital LP; Whalehaven Fund Limited; Woodland Financial Group, LLC; and CD Investment Partners, Ltd.

         In a separate transaction, we issued $3,000,000 of Convertible Promissory Notes to Crestview Capital Master LLC and SDS Capital Group SPC, Ltd. Prior to maturity, the Convertible Promissory Notes may be converted into Series A Convertible Preferred Stock at a price of $15,000 per share, and warrants to purchase our common stock. We will issue 2,000 common stock purchase warrants for each share of Series A Convertible Preferred Stock issued to a note holder upon conversion of the Convertible Promissory Notes. The Warrants will have a term of two years and an exercise price of $2.10 per share. The Convertible Promissory Notes pay interest at a rate of 8% per annum and have a term of nine months.

         Of these equity and debt investors, Gil Avidar; Blackpool Partners, LLC; Joel Chestler; Crestview Capital Master LLC; Dara Fieldman; Steward & Jennifer Flink; Scott P. George; GLL Single Strategy, L.P.; Steven J. Halpern; Jacob Capital, LLC; Richard P. Kiphart; Lachman Family Limited Partnership; Joseph Levy Jr. Declaration of Trust; Nancy Hoyt Revocable Trust; Eugene V. Rintels; Thomas J. Ginley Life Insurance Trust U/A Dtd. 1-22-97; David Valentine; Woodland Financial Group, LLC; and CD Investment Partners, Ltd. are existing holders of our senior secured debt, which debt is being repaid from proceeds from the financings, and Crestview Capital Master LLC also is an existing stockholder of ours. No other material relationships exist between National Coal and these investors.

         Purchasers who paid cash consideration in either financing also received the right to purchase an amount of Series A Convertible Preferred Stock and Warrants equal to 33.33% of their initial purchase amount. Such right must be exercised no later than ninety days following the effective date of a registration statement covering the common stock underlying the Series A Convertible Preferred Stock and Warrants. For each purchaser of the Convertible Promissory Notes, this additional purchase right is contingent on the full conversion of such purchaser's Convertible Promissory Notes.

         Concurrently with the closing of the Series A and Convertible Promissory Note financings, the investors purchased a total of 5,380,277 shares of common stock from our former Chairman, who currently serves as a director of the Company.


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


         We have agreed to file a registration statement covering the restricted common shares purchased from the former Chairman, the common shares underlying the Series A Convertible Preferred Stock, and the common stock underlying the Warrants.

         Burnham Hill Partners, a division of Pali Capital Inc., and William Blair & Company acted as placement agent in the financings. For their services, we paid the placements agents and aggregate of $971,350 in cash, including the reimbursement of costs, and issued to them warrants to purchase up to 1,000,000 shares of our common stock.

         The press release  announcing  these financings is furnished as Exhibit
99.1 to this report and is incorporated herein by reference.

         AGREEMENT TO ACQUIRE MINING ASSETS

         On September 1, 2004, we entered into an Asset Purchase Agreement with Robert Clear Coal Corporation, pursuant to which National Coal Corporation, our Tennessee subsidiary, will acquire mining equipment and the mining rights and permits on 7,000 acres of land located in the Elk Valley area of Eastern Tennessee, for approximately $5.5 million plus the assumption of current liabilities. We will also be required to replace approximately $3.9 million of the seller's reclamation and other bonds for the property. Prior to the execution of the purchase agreement, no material relationship existed between National Coal and the seller. The press release announcing the execution of the purchase agreement is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On August 31, 2004, we issued $3,000,000 of Convertible Promissory Notes to Crestview Capital Master LLC and SDS Capital Group SPC, Ltd. Prior to maturity, the Convertible Promissory Notes may be converted into Series A Convertible Preferred Stock and Warrants. The Convertible Promissory Notes pay interest at a rate of 8% per annum and have a term of nine months. Principal and accrued interest is due and payable in full at maturity.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of $16.0 million of Series A Convertible Preferred Stock and Warrants and $3.0 million of Convertible Promissory Notes, which disclosure is incorporated herein by this reference.

         Each of the investors in these equity and debt financing transactions represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.03.  AMENDMENTS  TO  ARTICLES  OF  INCORPORATION  OR  BYLAWS;   CHANGE IN
            FISCAL YEAR

         Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of Series A Convertible Preferred Stock. On August 31, 2004, we amended our Articles of Incorporation to create a new series of preferred stock designated Series A Convertible


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


Preferred Stock. The rights, preferences and privileges of the Series A Convertible Preferred Stock restrict our ability to pay dividends to holders of our common stock, restrict our ability to redeem shares of common stock, and give holders of the Series A Convertible Preferred Stock preference in the event of a liquidation of the company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  99.1 Press Release dated August 31, 2004, published by National Coal Corp. (the "Registrant").

                  99.2 Press Release dated September 1, 2004, published by the Registrant.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL COAL CORP.



Date:    September 3, 2004                  By:  /s/ Robert Chmiel
                                                 -------------------------------
                                                 Robert Chmiel
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX

      EXHIBIT
      NUMBER     DESCRIPTION
      -------    -----------

      99.1 Press Release dated August 31, 2004, published by National Coal Corp. (the "Registrant").

      99.2       Press   Release  dated  September 1,  2004,  published  by  the
                 Registrant.


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